UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

Strategic Realty Trust, Inc.

(Exact name of Registrant specified in its Charter)

Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Suite 1100

San Mateo, California, 94402

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to Forbearance Agreement

As previously reported, on April 1, 2013, Strategic Realty Trust, Inc. (the “Company”), Strategic Realty Operating Partnership, L.P. (formerly TNP Strategic Retail Trust Operating Partnership, L.P.), the Company’s operating partnership (the “Operating Partnership”), certain subsidiaries of the Company (collectively, the “Borrowers”), and KeyBank National Association (“KeyBank”), as administrative agent, entered into a Forbearance Agreement (as amended, the “Forbearance Agreement”). The Forbearance Agreement amended the terms of the Company’s Revolving Credit Agreement, dated as of December 17, 2010, with KeyBank (as amended, the “Credit Facility”).

Pursuant to the terms of the Forbearance Agreement, KeyBank and the other lenders (such lenders, together with KeyBank, the “Lenders”) agreed to forbear from exercising their rights and remedies under the Credit Facility with respect to (1) the failure by the Borrowers to make certain loan payments to the Lenders as required under the Credit Facility, (2) the failure by the Borrowers to use the total proceeds from or with respect to certain capital events to repay the amounts outstanding under the Tranche A loans as required by the Credit Facility, and (3) the Company’s agreement to make a prohibited restricted payment during an event of default under the Credit Facility (collectively, the “Existing Events of Default”); provided, however, that the Lenders’ obligation to provide such forbearance would terminate on January 31, 2014.

On December 11, 2013, the Company, the Operating Partnership, the Borrowers and KeyBank entered into the Second Amendment to Forbearance Agreement (the “Second Forbearance Amendment”). The Second Forbearance Amendment amended the Forbearance Agreement and the Credit Agreement as follows:

•	The Lenders’ obligation to provide forbearance will terminate on the first to occur of (1) July 31, 2014, (2) a default under or breach of any of the representations, warranties or covenants of the Forbearance Agreement, or (3) an event of default (other than the Existing Events of Default) under the loan documents related to the Credit Facility occurring or becoming known to any Lender (such date the “Forbearance Expiration Date”).

•	The entire outstanding principal balance, and all interest thereon, of the outstanding Tranche A loans under the Credit Facility will become due and payable in full on July 31, 2014, instead of January 31, 2014.

•	The Company, the Operating Partnership and the Borrowers are now required to apply eighty percent (80%), as opposed to one hundred percent (100%), of the Net Proceeds (as defined in the Credit Agreement) received from specified capital events, including a sale or refinancing of the Company’s properties, to Tranche A loans, unless an event of default (as defined in the Credit Agreement), other than the Existing Events of Default, occurs, in which case they must apply one hundred percent (100%) of the Net Proceeds to Tranche A loans.

•	The Company, the Operating Partnership and the Borrowers are permitted to pay distributions, provided that the aggregate amount of such distributions does not exceed one hundred percent (100%) of the Company’s Adjusted Funds From Operations (as defined in the Credit Agreement).

As previously reported, in connection with the Forbearance Agreement, the Borrowers and KeyBank entered into a Fee Letter pursuant to which the Borrowers paid KeyBank a forbearance fee (the “Fee Letter”).  On July 31, 2013 in connection with the first amendment to the Forbearance Agreement, the Borrowers and KeyBank amended the Fee Letter and the Borrowers paid KeyBank an additional forbearance fee.  On December 11, 2013, in connection with the Second Forbearance Amendment, the Borrowers and KeyBank further amended the Fee Letter and the Borrowers agreed to pay an additional forbearance fee.

The material terms of the Second Forbearance Amendment described herein are qualified in their entirety by the Second Forbearance Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

At the meeting of the special committee of the board of directors on December 9, 2013, the special committee took the following actions:

Distributions. The special committee declared quarterly distributions in the amount of $0.05 (5 cents) per share on the outstanding shares of common stock of the Company, payable to shareholders of record as of December 31, 2013. Such distributions will be paid on January 31, 2014 assuming compliance by TNP Transfer Agent, LLC (“TNP Transfer Agent”) with the court order requiring TNP Transfer Agent to cooperate with the validation and transfer of shareholder data to the Company’s new transfer agent so that the Company can make an accurate distribution payment.

Postponement of Annual Meeting. The special committee voted to postpone the 2013 annual meeting of stockholders (the “Annual Meeting”), which had previously been scheduled for Friday, January 10, 2014, at 9:00 a.m. Pacific time, to Friday, February 7, 2014, at 9:00 a.m. Pacific time. The special committee believes the postponement is necessary because the validation and transfer of shareholder data referenced above has not yet occurred and thus the Company’s new transfer agent needs the additional time in order to be able to certify as to the stockholders of record as of the record date for the Annual Meeting. The postponed Annual Meeting will be held on Friday, February 7, 2014, at 9:00 a.m. Pacific time at the San Francisco office of DLA Piper LLP (US) at 555 Mission Street, Suite 2400, San Francisco, California 94105. The record date for the postponed Annual Meeting remains December 2, 2013.

On December 11, 2013, the Company sent a letter to its shareholders announcing the Second Forbearance Amendment, the postponed annual meeting date and the declaration of the distribution. A copy of this letter is provided at Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and the attached Exhibit 99.1 is furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Forbearance Agreement, dated as of December 11, 2013
99.1	Shareholder Letter dated December 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: December 11, 2013	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer